UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2023

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE,INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 463-4527
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed and pursuant to the Shareholders Agreement among Inotiv, Inc. (the "Company") and certain former stockholders of Envigo (the “Shareholders Agreement”), Richard A. Johnson, Ph.D. previously tendered his resignation as a director of the Company, to be effective automatically upon notice to Dr. Johnson from the Company that the Board of Directors (the "Board") is prepared to elect an approved director as provided in the Shareholders Agreement. Dr. Johnson had served on the Board since May 2012 and was most recently elected as a Class II director for a term ending in 2026.
The Board has appointed Terry Coelho to the Board, effective October 16, 2023, to serve as a Class II director of the Company for a term ending at the Annual Meeting of Shareholders in 2026. As a result, Dr. Johnson's resignation from the Board was effective on that same day and Ms. Coelho filled the resulting vacancy in Class II. Ms. Coelho was also appointed to serve as a member of the Compensation Committee and the Audit Committee, and as a member and the Chair of the Nominating/Corporate Governance Committee of the Board.
Ms. Coelho does not have an interest in any related person transactions (as defined in Item 404(a) of Regulation S-K) with the Company.

Ms. Coelho’s compensation as a director will be consistent with the compensation package applicable to the Company’s other non-employee directors. The annual cash retainer for directors is $55,000, the Chair of the Nominating/Corporate Governance Committee receives an annual cash retainer of $10,000, and members of the Compensation Committee and Audit Committee receive annual cash retainers of $7,500 and $10,000, respectively. Non-employee directors also receive an annual equity award, and in connection with Ms. Coelho's appointment to the Board, she was granted approximately one-half of the annual equity award, in the form of 12,911 restricted stock units.

Item 7.01.    Regulation FD Disclosure.

On October 16, 2023, the Company issued a press release announcing Ms. Coelho’s appointment to the Board, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Inotiv, Inc. press release, issued October 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date:	October 19, 2023	By:	/s/ Beth A. Taylor
Chief Financial Officer,
Senior Vice President—Finance